As filed with the Securities and Exchange Commission on September 10, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Opus Genetics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	11-3516358
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number.)

8 Davis Drive Durham, NC	27713
(Address of principal executive offices)	(Zip code)

Ocuphire Pharma, Inc. 2021 Inducement Plan, as amended
(Full title of the plan)
Dr. George Magrath Chief Executive Officer Opus Genetics, Inc. 8 Davis Drive Durham, NC 27713 (984) 884-6030
(Name, address, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

INFORMATION REQUIRED PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Opus Genetics, Inc. (the “Registrant”) relating to 1,500,000 shares of its common stock, par value $0.0001 per share (the “Common Stock”), to be issued pursuant to the Ocuphire Pharma, Inc. 2021 Inducement Plan, as amended (the “Plan”). This Registration Statement on Form S-8 hereby incorporates by reference the contents of the Registrant's prior Registration Statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on March 31, 2021 (Registration No. 333-254923), November 21, 2023 (Registration No. 333-275673) and November 4, 2024 (Registration No. 333-282988) relating to shares of Common Stock issuable under the Plan (the “Prior Registration Statements”). The Prior Registration Statements are currently effective. This Registration Statement relates to securities of the same class as those to which the Prior Registration Statements relate and is submitted in accordance with General Instruction E of Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

All information required by Part I to be contained in the prospectus is omitted from this Registration Statement in accordance with the explanatory note to Part I of Form S-8 and Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”). Documents containing the information required by Part I of the Registration Statement will be sent or given to Plan participants as specified by Rule 428(b)(1) under the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents By Reference.

The following documents filed with the Commission by the Registrant are hereby incorporated by reference in this Registration Statement:

(a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Commission on March 31, 2025 (the “2024 Annual Report”);

(b)	the Registrant’s Quarterly Reports on Form 10-Q, filed with the Commission on May 15, 2025 and August 13, 2025;

(c)
the Registrant’s Current Reports on Form 8-K, filed with the Commission on January 7, 2025, January 14, 2025, January 23, 2025, January 24, 2025, March 4, 2025, March 20, 2025, March 24, 2025, April 4, 2025, May 1, 2025, June 20, 2025, June 25, 2025, June 26, 2025, July 23, 2025, August 25, 2025, and September 2, 2025; and

(d)
the description of the Registrant’s Common Stock contained in the Registrant’s Form 8-A (File No. 001-34079), as filed with the Commission pursuant to Sections 12(b) and 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on June 7, 2019, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.12 to the 2024 Annual Report.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”).

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information disclosed by the Registrant under Items 2.02 or 7.01 of any current report on Form 8-K, including the related exhibits under Item 9.01, that the Registrant may from time to time furnish to the Commission will be incorporated by reference into, or otherwise included in, this Registration Statement.

Item 8.	Exhibits.

Exhibit Number	Description
4.1	Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q, filed with the Commission on August 13, 2024).

4.2
Certificate of Amendment to the Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed with the Commission on October 22, 2024).

4.3	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on March 20, 2025).

4.4	Ocuphire Pharma, Inc. 2021 Inducement Plan (incorporated by reference to Exhibit 10.41 to the Registrant’s Annual Report on Form 10-K, filed with the Commission on March 11, 2021).

4.5	First Amendment to Ocuphire Pharma, Inc. 2021 Inducement Plan (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K, filed with the Commission on November 1, 2023).

4.6
Second Amendment to Ocuphire Pharma, Inc. 2021 Inducement Plan (incorporated by reference to Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q, filed with the Commission on November 12, 2024).

4.7*	Third Amendment to Ocuphire Pharma, Inc. 2021 Inducement Plan.

4.8*	Fourth Amendment to Ocuphire Pharma, Inc. 2021 Inducement Plan.

5.1*	Opinion of Sidley Austin LLP.

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of Sidley Austin LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included after the signature of the Registrant contained on Signature Page of this Registration Statement).

107*	Filing Fee Table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Durham, State of North Carolina, on September 10, 2025.

OPUS GENETICS, INC.

By:	/s/ George Magrath
Name:	Dr. George Magrath
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Dr. George Magrath and Robert Gagnon as his or her true and lawful attorneys-in-fact and agents with full power of substitution, severally, for him in any and all capacities, to sign the Registration Statement on Form S-8 of Opus Genetics, Inc., and any or all amendments (including post-effective amendments thereto), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE

/s/ Dr. George Magrath
Dr. George Magrath	Chief Executive Officer & Director (Principal Executive Officer)	September 10, 2025
/s/ Robert Gagnon
Robert Gagnon	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 10, 2025

/s/ Cam Gallagher
Cam Gallagher	Chair of the Board	September 10, 2025

/s/ Sean Ainsworth
Sean Ainsworth	Director	September 10, 2025

/s/ Dr. Jean Bennett
Dr. Jean Bennett	Director	September 10, 2025

/s/ Susan K. Benton
Susan K. Benton	Director	September 10, 2025

/s/ Dr. Adrienne Graves
Dr. Adrienne Graves	Director	September 10, 2025

/s/ Dr. James S. Manuso
Dr. James S. Manuso	Director	September 10, 2025

/s/ Richard J. Rodgers
Richard J. Rodgers	Director	September 10, 2025

/s/ Dr. Benjamin R. Yerxa
Dr. Benjamin R. Yerxa	President and Director	September 10, 2025